Exhibit 3.1 (xxiii)

CERTIFICATE OF INCORPORATION

ON CHANGE OF NAME

Company No. 2974459

The Registrar of Companies for England and Wales hereby certifies that

PRINCES GATE OVERSEAS HOLDINGS LIMITED

having by special resolution changed its name, is now incorporated under the name of

COTT EUROPE TRADING LIMITED

Given at Companies House, London, the 22nd October 1997

/s/ L. Barnes
MRS. L. BARNES
For The Registrar Of Companies

CERTIFICATE OF INCORPORATION

ON CHANGE OF NAME

Company No. 2974459

The Registrar of Companies for England and Wales hereby certifies that

HACKREMCO (NO. 966) LIMITED

having by special resolution changed its name, is now incorporated under the name of

PRINCES GATE OVERSEAS HOLDINGS LIMITED

Given at Companies House, London, the 7th November 1994

/s/ L. Mills
MRS L. MILLS
For The Registrar Of Companies

CERTIFICATE OF INCORPORATION

OF A PRIVATE LIMITED COMPANY

Company No. 2974459

The Registrar of Companies for England and Wales hereby certifies that HACKREMCO (NO. 966) LIMITED

Is this day Incorporated under the Companies Act 1985 as a private company and that the company is limited.

Given at companies House, Cardiff, the 6th October 1994

N02974459R	For the Registrar of Companies